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[ERNST & YOUNG LOGO]          ERNEST & YOUNG LLP            PHONE: (404)874-8300
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                              600 Peachtree Street
                              Atlanta, Georgia 30308-2215



April 7, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated April 7, 2003, of Carmike Cinemas, Inc. and are in agreement with the statements contained in the first four paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                         Very truly yours,

                                         /s/ Ernst & Young LLP